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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-159096 of Golden Minerals Company of our report to the Board of Directors and Shareholders of Golden Minerals Company dated February 22, 2010, except for Note 2 and Note 27 as to which the date is March 23, 2010, relating to the consolidated balance sheet of Golden Minerals Company at December 31, 2009 and the related statements of operations and comprehensive income (loss), changes in equity (deficit) and cash flows for the 282 day period ended December 31, 2009 and our report to the Board of Directors and Shareholders of Apex Silver Mines Limited dated February 22, 2010 relating to the consolidated balance sheet of Apex Silver Mines Limited at December 31, 2008 and the related combined statements of operations and comprehensive income (loss), changes in equity (deficit) and cash flows for the 83 day period ended March 24, 2009 and each of the two years in the period ended December 31, 2008, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 26, 2010

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM